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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the registration statement of Ergo Science Corporation on Form S-1 of our report, dated March 1, 1996, on our audits of the consolidated financial statements of Ergo Science Corporation as of December 31, 1995 and 1994, and for the two years then ended. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
August 8, 1996